Exhibit 16.1




January 14, 2005



U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

         Re:    4net Software, Inc.
                Commission file no: 33-131110-NY
                --------------------------------

Dear Sir or Madam,


We have read and agree with the statements contained in Section 4, Item 4.01(a) of the Current Report on Form 8-K for 4net Software, Inc., dated January 14, 2005.


Very truly yours,


/s/ Kostin, Ruffkess & Company, LLC



Kostin, Ruffkess & Company, LLC